Exhibit 11 Statement of  Computation of Per Share Earnings


NET LOSS PER SHARE
Net loss per share is calculated as follows:
(Unaudited, in thousands)

                                                                 Three Months Ended            Nine Months Ended
                                                                   September 30,                 September 30,
                                                                1998           1997            1998          1997
                                                                ----           ----            ----          ----
Net loss                                                      $(5,629)       $(6,493)       $(15,081)     $(18,993)
                                                            =========      =========      ==========    ==========
BASIC:
      Weighted average common shares outstanding                7,142          2,077           3,825         2,068
                                                            =========      =========      ==========    ==========
      Net loss per common share                               $ (0.79)       $ (3.13)        $ (3.94)      $ (9.18)
                                                            =========      =========      ==========    ==========
DILUTED:
      Weighted average common shares outstanding                7,142          2,077           3,825         2,068
      Effect of dilutive securities:
           Convertible notes                                        -              -               -             -
           Stock options                                            -              -               -             -
           Warrants                                                 -              -               -             -
                                                            ---------      ---------      ----------    ----------
      Weighted average common and common
           equivalent shares outstanding                        7,142          2,077           3,825         2,068
                                                            =========      =========      ==========    ==========
      Net loss per common and common
           equivalent share                                   $ (0.79)       $ (3.13)        $ (3.94)      $ (9.18)
                                                            =========      =========      ==========    ==========
